Exhibit 8.1

September 8, 2011

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $4,068,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the S&P 500® Index due March 6, 2015 as described in the Company’s Pricing Supplement No. 117 dated August 31, 2011 (“Pricing Supplement 117”) to Product Supplement No. 1 dated April 23, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”) and the Prospectus dated June 4, 2009 (the “Prospectus”), contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $2,157,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due March 6, 2015 as described in the Company’s Pricing Supplement No. 118 dated August 31, 2011 (“Pricing Supplement 118”) to Product Supplement No. 4 dated May 28, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $8,189,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due March 7, 2016 as described in the Company’s Pricing Supplement No. 119 dated August 31, 2011 (“Pricing Supplement 119”) to Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iv) $10,598,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones – UBS Commodity IndexSM due March 7, 2018 as described in the Company’s Pricing Supplement No. 120 dated August 31, 2011 (“Pricing Supplement 120”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement and (v) $2,250,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Commodity Basket due March 6, 2015 as described in the Company’s Pricing Supplement No. 121 dated August 31, 2011 (“Pricing Supplement 121”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 117, 118, and 119 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 120 and 121.

We hereby consent to the reference to us under the heading “Tax Consequences” in Pricing Supplements 117, 118, and 119 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplements 120 and 121 and the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP

SULLIVAN & CROMWELL LLP